SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 SCHEDULE 14A
                                (Rule 14a-101)

                           INFORMATION REQUIRED IN
                               PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
                     the Securities Exchange Act of 1934

Filed by the registrant  [X]

Filed by a party other than the registrant  [ ]

Check the appropriate box:

[ ] Preliminary proxy statement

[X] Definitive proxy statement

[ ] Definitive additional materials

[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             WOLOHAN LUMBER CO.
               (Name of Registrant as Specified in Its Charter)

                             WOLOHAN LUMBER CO.
                  (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies: ______
        ______________________________________________________________________

    (2) Aggregate number of securities to which transactions applies: ________
        ______________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:* _________________________________
        ______________________________________________________________________

    (4) Proposed maximum aggregate value of transaction: _____________________

    (5) Total fee paid: ______________________________________________________

        ______________________________________________________________________

[ ] Fees paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid: _____________________________________________

     (2) Form, schedule or registration statement no.: _______________________

     (3) Filing party: _______________________________________________________

     (4) Date filed: _________________________________________________________




                               WOLOHAN LUMBER CO.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 4, 2000

To The Stockholders Of
Wolohan Lumber Co.:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Wolohan Lumber Co. will be held on Thursday, the 4th day of May, 2000, at 2:00 P.M., Local Time, at the Citizens Bank Building, 101 North Washington Avenue, Saginaw, Michigan for the following purposes:

      1. To elect a Board of six Directors of the Company to hold office until the next Annual Meeting of Stockholders or until their successors are elected and qualified; and

      2. To transact such other business as may properly come before the meeting or any adjournments thereof.

      Stockholders of record at the close of business on March 27, 2000 are entitled to vote at the meeting or any adjournments thereof. Stockholders are requested to date, sign and mail the enclosed Proxy Card promptly in the enclosed addressed envelope.

                                      By Order of the Board of Directors,

                                         DAVID G. HONAMAN, Secretary

March 30, 2000


                               WOLOHAN LUMBER CO.
                               1740 Midland Road
                            Saginaw, Michigan 48603

                                PROXY STATEMENT

                            -----------------------


                                                               March 30, 2000

      This Proxy Statement contains information related to the Annual Meeting of Stockholders of Wolohan Lumber Co., a Michigan corporation, to be held on Thursday, May 4, 2000, beginning at 2:00 p.m. local time, at the Citizens Bank Building, 101 North Washington Avenue, Saginaw, Michigan, and at any adjournments of the meeting. The Proxy Statement and the accompanying Proxy Card are first being mailed to stockholders on or about the above date.

                              ABOUT THE MEETING

What is the purpose of the Annual Meeting

      At the Company's Annual Meeting, stockholders will elect directors to serve for the ensuing year. In addition, the Company's management will report on the performance of the Company during 1999 and respond to questions from stockholders.

Who is entitled to vote?

      Only stockholders of record of the Company's Common Stock at the close of business on the record date, March 27, 2000, are entitled to receive notice of the Annual Meeting and to vote the shares of Common Stock that they held on that date at the meeting or any adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted on.

What constitutes a quorum?

      The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct business. As of the record date, 4,940,209 shares of Common Stock of the Company were outstanding. Proxies received but marked abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting but will be disregarded in tabulating the vote on the election of directors.

How do I vote?

      If you are a registered stockholder, (that is, if you hold your stock in your own name), and you complete and properly sign the accompanying Proxy Card and return it to the Company's stock transfer agent, Registrar and Transfer Company, it will be voted as you direct. If you attend the meeting, you may deliver your completed Proxy Card in person.

      If your shares are held in "street name" and you complete and properly sign the Proxy Card provided to you by your broker or other nominee, the broker or other nominee is required to vote your shares as you direct pursuant to a duly executed Proxy Card.

Can I change my vote after I submit my proxy?

      Yes. Even after you have submitted your proxy, you may change your vote at any time prior to the close of voting at the meeting by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date.

What vote is required for the election of directors?

      The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked "Withhold Authority" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, but will be counted for purposes of determining whether there is a quorum.

                                STOCK OWNERSHIP

How much Common Stock do the Company's directors and executive officers own?

      The following table sets forth, as of March 27, 2000, the number of shares of the Company's Common Stock beneficially owned by each director, each executive officer named in the Summary Compensation Table and all directors and executive officers as a group.

                  Name of Individual                  Number       Percent
                       or Group                    of Shares(1)   of Class
                  ------------------               ------------   --------
Hugo E. Braun, Jr. ..............................     12,470(2)      *
Leo B. Corwin ...................................      5,000(2)      *
David G. Honaman ................................     57,364(3)       1
Curtis J. LeMaster ..............................     13,000(3)      *
Daniel P. Rogers ................................      4,000(3)      *
Lee A. Shobe ....................................      6,500(2)      *
John A. Sieggreen ...............................     19,020(3)
Charles R. Weeks ................................      5,000(2)      *
James L. Wolohan ................................  1,555,204(4)      31
All Directors, Nominees and Executive Officers
   as a Group (9 persons) .......................  1,693,204(5)      34

* Less than one percent

(1) The number of shares shown in the table does not include 9,498 shares owned by spouses and children where beneficial ownership is disclaimed and does not include any shares held in the Long-Term Incentive Plans.

(2) The number of shares shown in the table includes shares which the following directors have the right to acquire upon the exercise of stock options granted under the Stock Option Plan for Non-Employee Directors:
    Hugo E. Braun Jr., Leo B. Corwin, Lee A. Shobe and Charles R. Weeks, 4,000 shares each.

(3) The number of shares shown in the table includes shares issuable upon the exercise of stock options within 60 days of March 27, 2000 for the following executive officers: David G. Honaman -- 26,000 shares, Curtis
    J. LeMaster -- 13,000 shares, Daniel P. Rogers -- 4,000 shares, and John
    A.
    Sieggreen -- 19,000 shares.

(4) The number of shares shown in the table as beneficially owned by James L. Wolohan includes 81,235 shares which he owns in his own name, 60,000 shares issuable upon the exercise of stock options within 60 days of March 27, 2000, 1,573 shares which he holds as custodian and 1,428,042 shares which he holds with Michael J. Wolohan as Co-Trustee.

(5) Includes 1,429,615 shares which directors and officers (including James
    L. Wolohan) hold as trustees or in other fiduciary capacities but does not include shares held by family members in their own right or in other trusts for the benefit of family members where beneficial ownership is disclaimed by the director or officer.

Who are the largest owners of the Company's Common Stock?

      The following table sets forth certain information concerning persons which, to the knowledge of the Company, own as of March 27, 2000 more than 5% of the outstanding Common Stock.

              Name of                                Number       Percent
         Beneficial Owner                         of Shares(1)   of Class
         ----------------                         ------------   --------
Michael J. Wolohan and James L. Wolohan as
Co-Trustees....................................     1,428,042(2)   28.9

Franklin Resources, Inc. ......................       644,000(3)   13.0
777 Mariners Island Boulevard
San Mateo, California 94404

Dimensional Fund Advisors Inc..................       427,926(3)    8.7
1299 Ocean Avenue
Santa Monica, California 90401

Timothy W. and Georgina Wolohan................      323,353        6.5
6 Pinehurst Lane
Cincinnati, Ohio 45208

(1) Beneficial ownership of shares, as determined in accordance with applicable Securities and Exchange Commission rules, includes shares as to which a person has or shares voting power and/or investment power.

(2) In addition, 7,260 shares are held by Michael J. Wolohan's spouse as Trustee and 1,931 shares are held by Michael J. Wolohan as Trustee; James L. Wolohan owns 81,235 shares, is custodian of an account which holds 1,573 shares and holds stock options exercisable within 60 days of March 1, 2000 to purchase 60,000 shares; and James L. Wolohan's spouse holds 9,489 shares as Trustee of four trusts.

(3) Based on information set forth in a Schedule 13G filed with the Securities and Exchange Commission.

                             ELECTION OF DIRECTORS

      The By-Laws of the Company provide that the number of directors shall be determined by the Board of Directors and shall not be less than five nor more than nine. The Board of Directors has fixed at six the number of directors to be elected at the meeting to hold office until the next annual meeting of stockholders or until their successors are elected and qualified. It is the intention of the persons named in the enclosed form of proxy to vote such proxy for the election of the nominees hereinafter named as directors.

      The proposed nominees for election as directors are willing to be elected as such. If, as a result of circumstances not now known or foreseen, any of such nominees shall be unavailable or unwilling to serve as a director, proxies may be voted for the election of such other person or persons as the Board of Directors may select. Directors are elected by a plurality of votes which are present in person or represented by proxy at the meeting.

                    INFORMATION ABOUT NOMINEES AS DIRECTORS

      The following information is furnished with respect to each person nominated for election as a director, each of whom is presently a director of the Company.

                                                                                           Has
                                                                                          Served
                                     Principal Occupation and                               as
                                      Directorships in Other                             Director
 Name and Age of Nominee            Publicly Owned Companies(1)                           Since
 -----------------------            ---------------------------                          --------
Hugo E. Braun, Jr., 67 .......   Partner, Braun Kendrick Finkbeiner P.L.C.,
                                 Attorneys-at-law. Director of Citizens Banking
                                 Corporation .........................................     1984
James L. Wolohan, 48 .........   Chairman of the Board, President and Chief Executive
                                 Officer of the Company. Director of Jacobson Stores,
                                 Inc. and Citizens Banking Corporation ...............     1986
Leo B. Corwin, 65 ............   President, Txcor, Inc. Formerly Senior Vice President
                                 of Merchandising for Builders Square, Inc. ..........     1992
Charles R. Weeks, 65 .........   Director of Citizens Banking Corporation. Formerly
                                 Chairman and Chief Executive Officer, Citizens
                                 Banking Corporation .................................     1996
Lee A. Shobe, 61 .............   Formerly President and Chief Executive Officer of Dow
                                 Brands, Inc. ........................................     1996
John A. Sieggreen, 37 ........   Executive Vice President and Chief Operating Officer
                                 of the Company ......................................     1999

(1) Each of the directors and nominees has had the same principal occupation during the past five years except as follows: Mr. Shobe retired on December 31, 1995 after having served as President and Chief Executive Officer of Dow Brands, Inc. for more than five years; Mr. Sieggreen served as Vice President of Operations from 1997 to 1999. Prior thereto he served in various management positions with Building Materials Holding Corp.

      The law firm of Braun Kendrick Finkbeiner P.L.C., of which firm Hugo E. Braun, Jr. is a partner, performs legal services for the Company.

      The Company maintains banking relationships in the ordinary course of business with Citizens Bank, a subsidiary of Citizens Banking Corporation, of which Charles R. Weeks, Hugo E. Braun, Jr. and James L. Wolohan are directors.

How often did the Board meet during 1999?

      The Board of Directors held five meetings during 1999.

What are the Committees of the Board and what are the functions of the Board Committees?

      The Company has a standing Audit Committee, Compensation Committee and Management Review Committee of the Board of Directors.

      The members of the Audit Committee for 1999 were Hugo E. Braun, Jr., Chairman, Leo B. Corwin, Lee A. Shobe and Charles R. Weeks. The Audit Committee, which met four times during 1999, recommends the appointment, subject to approval by the Board of Directors, of the Company's independent auditors. The Committee also reviews the accounting principles and the financial reporting practices adopted by management, the non-audit services performed by the independent auditors, and approves the fees paid to the independent auditors.

      The members of the Compensation Committee for 1999 were Charles R. Weeks, Chairman and Hugo E. Braun, Jr. The Compensation Committee met four times during 1999. The Committee reviews and recommends to the Board of Directors the compensation of officers of the Company, examines periodically the compensation structure of the Company and administers the Company's Long-Term Incentive Plan.

      The members of the Management Review Committee for 1999 were Lee A. Shobe, Chairman, Hugo E. Braun, Jr., Leo B. Corwin and Charles R. Weeks. This Committee met four times during 1999. Among its various responsibilities, the Committee recommends nominees for election as directors at the Annual Meeting of Stockholders and individuals to fill vacancies which may occur between annual meetings. The Committee will consider as potential nominees persons recommended by stockholders. Such recommendations should include a personal biography of the suggested nominee, an indication of the background or experience that qualifies such person for consideration, and a statement that such person has agreed to serve if nominated and elected.

How are directors compensated?

      Directors who are not full-time employees received a fee of $16,000 ($19,000 for each Chairman of a Committee) for 1999, plus reimbursement for travel expenses to attend meetings of the Board of Directors. On April 9, 1999, each of the then current directors with the exception of James L. Wolohan, were granted an option under the Stock Option Plan for Non-Employee Directors to purchase 1,000 shares of Common Stock at an option price of $11.875 per share. The option price was equal to the closing market price on the date of grant.

                         COMPENSATION COMMITTEE REPORT

      The Compensation Committee of the Board of Directors (the "Committee") is composed of two outside directors and is responsible for developing and making recommendations to the Board of Directors with respect to the Company's executive compensation policies. In addition, the Compensation Committee, pursuant to authority delegated by the Board, determines on an annual basis the compensation to be paid to the chief executive officer and each of the other officers of the Company.

      The Committee has available to it an outside compensation consultant and access to independent compensation data.

      The Company's compensation policy for officers is designed to support the overall objective of enhancing value for stockholders by attracting, developing, rewarding, and retaining highly qualified and productive individuals; relating compensation to both Company and individual performance; and ensuring compensation levels that are externally competitive and internally equitable.

      The key elements of the Company officers' compensation consist of base salary, potential bonus awards under the Cash Incentive Compensation Program based on overall Company performance and the award of Performance Shares and stock options under the Long-Term Incentive Plan which give the officers the opportunity to earn long-term stock based incentives. The Compensation Committee's policies with respect to each of these elements, including the bases for the compensation awarded to Mr. Wolohan, the Company's chief executive officer, are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded by the Company to the individual.

Base Salary

      Each officer's salary is reviewed annually. In determining appropriate salary levels, consideration is given to the scope of responsibility, experience, Company and individual performance as well as pay practices of other companies relating to executives of similar responsibility.

      With respect to the base salary of Mr. Wolohan in 1999, consideration was given to a comparison of base salaries of chief executive officers of peer companies, and an assessment of Mr. Wolohan's individual performance. Mr. Wolohan's base salary of $222,000 for 1999 remained the same as his 1998 and 1997 base salary.

Cash Incentive Compensation Program

      To emphasize the creation of value for stockholders, the Company adopted the EVA(TM) (Economic Value Added) concept in 1997. The concept is used to evaluate Company and individual market performance.

      Incentives for operating management are based on the results of the individual market(s) supervised. Factors which determined the amount of incentive are: (1) net operating profit after tax, (2) return on net controllable assets, and (3) the improvement in return on net controllable assets. Each of these factors is consistent with the EVA(TM) concept. Incentives for middle management corporate office staff are based on the summation of results for all markets using the same factors as operating management as well as individual performance objectives.

      Incentives for senior management are based on total Company performance. The Compensation Committee awarded bonuses to senior management for 1999 recognizing their significant progress in implementing key components of the Company's strategic plan.

Long-Term Incentive Plan

      The purpose of the Long-Term Incentive Plan of the Company is to: (i) strengthen the commonality of interest between management and the Company's stockholders, (ii) provide strong incentives and rewards for key employees to accomplish the Company's long term goals and objectives, (iii) attract and retain employees of high caliber and ability, and (iv) offer, in combination with base salaries, other incentives and benefits, a comprehensive and competitive total compensation program. The Plan provides for the award of Performance Shares as well as stock options.

      Performance Shares. The program for 1999 was composed of various tiers with each participant assigned to a tier upon the basis of the participant's job responsibilities. Performance Shares are based on return on investment and/or individual performance objectives. For job responsibilities there is specified the number of Performance Shares which will be awarded a participant if specified return on investment and/or individual performance objectives are achieved.

      Stock Options. Under the Long-Term Incentive Plan, stock options may be granted, from time to time, to officers and key employees of the Company. The number of options granted is determined by subjective evaluation of the person's ability to influence the Company's long-term growth and profitability. Stock options are granted with an exercise price equal to the market price of the Common Stock on the date of grant.

      The Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and stockholder interest. As performance goals are met or exceeded, resulting in increased value to stockholders, executives are rewarded commensurately. The Committee believes that compensation levels during 1999 adequately reflect the Company's compensation goals and policies.

                                             Compensation Committee

                                             CHARLES R. WEEKS, Chairman
                                             HUGO E. BRAUN, JR.


                            EXECUTIVE COMPENSATION

      The following summary compensation table sets forth information with respect to the compensation of the Chief Executive Officer and the named executive officers of the Company.

Summary Compensation Table

                                                                        Long-Term
                                                                      Compensation
                                            Annual Compensation(1)       Awards
                                          -------------------------    -----------
                                                                        Number of
                                                                       Securities
                Name and                                               Underlying
               Principal                                                Options/        All Other
                Position                  Year    Salary     Bonus     Granted(2)    Compensation(3)
               ---------                  ----    ------     -----     ----------    ---------------
James L. Wolohan                          1999   $222,000   $75,000        -0-           $10,804
  Chairman of the Board,                  1998    222,000      -0-       75,000            7,586
  President and Chief Executive Officer   1997    222,000      -0-         -0-            10,132
John A. Sieggreen (4)                     1999    138,042    40,000      15,000            4,841
  Executive Vice President and            1998    125,000      -0-       35,000            2,525
  Chief Operating Officer                 1997     70,238    25,000(4)    5,000            1,187
David G. Honaman                          1999    122,576    20,000        -0-             6,124
  Senior Vice President,                  1998    122,000      -0-       25,000            4,441
  Secretary and Chief Financial Officer   1997    120,000      -0-         -0-             4,736
Curtis J. LeMaster                        1999    120,000    17,500        -0-             4,755
  Senior Vice President --                1998    120,000      -0-       25,000            2,692
  Chief Information Officer               1997    100,000      -0-         -0-             2,585
Daniel P. Rogers (5)                      1999    121,731    30,000      15,000            4,942
  Senior Vice President --                1998     62,287    36,000      10,000            4,023
  General Merchandise Manager

(1) The aggregate amount of perquisites and other personal benefits for any named executive does not exceed $50,000 or 10% of the total of annual salary and bonus for any such named executive, and is therefore, not reflected in the table.


                                      7


(2) Represents the number of stock options granted under the Company's Long-Term Incentive Plan.

(3) This column includes the Company's contributions to the Deferred Profit Sharing Plan and Supplemental Executive Retirement Program as well as dividends paid on outstanding Performance Shares under the Company's Long-Term Incentive Plans. The Company's 1999 contribution to the Deferred Profit Sharing Plan was as follows: Mr. Wolohan -- $6,660;
    Mr. Sieggreen -- $4,141; Mr. Honaman -- $3,677; Mr. LeMaster -- $3,600; and Mr. Rogers -- $4,732. It also includes dividends paid on outstanding Performance Shares during 1999 under the Company's Long-Term Incentive Plans as follows: Mr. Wolohan -- $4,144, Mr. Sieggreen -- $700; Mr. Honaman -- $2,447; Mr. LeMaster -- $1,155; and Mr. Rogers -- $210.

(4) Mr. Sieggreen joined the Company on April 22, 1997. The bonus paid to Mr. Sieggreen in 1997 was part of his guaranteed employment compensation package.

(5) Mr. Rogers joined the Company on June 29, 1998 upon the Company's acquisition of Central Michigan Lumber Company.


Long-Term Incentive Plan -- Awards in 1999

      The following table sets forth information with respect to awards of Performance Shares under the Long-Term Incentive Plan during 1999 to the following executive officers named in the Summary Compensation Table.

                                           Performance or              Estimated
                            Number of    Other Period Until         Future Payouts
                           Performance       Maturation      ----------------------------
   Name                  Shares Awarded     or Payout(1)     Threshold   Target   Maximum
   ----                  --------------  ------------------  ---------   ------   -------
James L. Wolohan ......       3,000           1/1/2010         3,000      3,000    3,000
John A. Sieggreen .....       2,000           1/1/2010         2,000      2,000    2,000
David G. Honaman ......       1,500           1/1/2010         1,500      1,500    1,500
Curtis J. LeMaster ....       1,500           1/1/2010         1,500      1,500    1,500
Daniel P. Rogers ......       1,500           1/1/2010         1,500      1,500    1,500

(1) These Performance Shares may be fully earned by January 1, 2005 and shall be deliverable to the participant on January 1, 2010.

      Performance Shares when awarded are earned by a participant based on the achievement of performance goals and/or individual performance objectives at the end of the stated performance period and the participant's continued employment after such period. Such shares as to which performance goals and/or individual performance objectives have been met shall be deemed earned by the participant in increments of twenty percent per year for each year after the end of the stated performance period, so that by the end of the fifth year after the end of the stated performance period, the participant will have fully earned the Performance Shares.

      Performance Shares shall be distributed to participants in the form of one share of the Company's Common Stock for each Performance Share earned. In lieu of immediate issuance of shares of Common Stock upon being earned, the Compensation Committee shall defer the delivery of such shares for a period of five years after the date all of the Performance Shares become 100% earned; provided, however, in the event of termination of employment by the participant during such five year period, all such shares not yet distributed shall be delivered to or on behalf of the participant.


                                      8


      Under the Long-Term Incentive Plan the following executive officers named in the Summary Compensation Table are vested and unvested with the following number of Performance Shares having the following aggregate values based on the last sales price of the Common Stock of the Company on the NASDAQ National Market System on December 25, 1999:

                           Performance Shares      Performance Shares
                                 Vested                 Unvested
                           ------------------      ------------------
    Name                   Number      Value       Number       Value
    ----                   ------      -----       ------       -----
James L. Wolohan ......    10,540    $130,433      8,400      $103,950
John A. Sieggreen .....     1,100      13,613      4,400        54,450
David G. Honaman ......     6,422      79,472      4,200        51,975
Curtis J. LeMaster ....     2,600      32,175      4,400        54,450
Daniel P. Rogers ......       200       2,475      2,300        28,463

      Shares of the Company's Common Stock as to which performance goals and/or individual performance objectives have been met have full dividend rights with respect to dividends declared after such goals and/or objectives have been met, with such dividends being paid directly to the participant.

Options/SAR Grants During 1999

      The following table sets forth information on stock options granted during 1999 under the Company's Long-Term Incentive Plan to the executive officers named in the Summary Compensation Table.

                                          Individual Grants
                            ------------------------------------------------
                                           Percent of                            Potential Realizable
                                              Total                             Value at Assumed Rates
                              Number of      Options                                 of Stock Price
                             Securities    Granted to   Exercise                Appreciation for Option
                             Underlying     Employees    Price                            Term(4)
                            Options/SARS      during      Per      Expiration   -----------------------
               Name          Granted(1)      1999(2)    Share(3)      Date          5%           10%
               ----         ------------    ---------   --------   ----------     ------       ------
John A. Sieggreen .......      15,000         41.3       $12.13    10/26/2009     $19.75       $31.50

Daniel P. Rogers ........      15,000         41.3        12.13    10/26/2009      19.75        31.50

(1) The Long-Term Incentive Plan does not provide for the grant of SARs.

(2) The Company granted options aggregating 36,300 shares to officers and key employees during 1999.

(3) The exercise price may be paid by delivery of already-owned shares.

(4) As required by rules of the Securities and Exchange Commission, potential values stated are based on the prescribed assumption that the Company's Common Stock will appreciate in value from the date of grant to the end of the option term at annualized rates of 5% and 10% (total appreciation of 63% and 159%) respectively, and therefore are not intended to forecast possible future appreciation, if any, in the price of the Company's Common Stock.


                                      9


Year-End Option Values

      The following table sets forth certain information on the number of stock options remaining unexercised at December 25, 1999 by the executive officers named in the Summary Compensation Table and the value of such options at December 25, 1999. No options were exercised during 1999 by such executive officers.

                                                      Number of
                                                Securities Underlying          Value of Unexercised
                        Shares      Value        Unexercised Options        In-the-Money Stock Options
                       Acquired   Realized       at December 25, 1999          at December 25, 1999
                          on         at      ---------------------------   ---------------------------
       Name            Exercise   Exercise   Exercisable   Unexercisable   Exercisable   Unexercisable
       ----            --------   --------   -----------   -------------   -----------   -------------
James L. Wolohan.....     -0-        -0-        45,000         60,000        $31,250          -0-
John A. Sieggreen....     -0-        -0-        12,000         43,000          1,875         3,750
David G. Honaman.....     -0-        -0-        21,000         20,000         18,750          -0-
Curtis J. LeMaster...     -0-        -0-         8,000         20,000          9,375          -0-
Daniel P. Rogers.....     -0-        -0-         2,000         23,000          -0-           3,750


Performance Graph

      The following graph compares the change in the Company's cumulative total stockholder return on its Common Stock with the NASDAQ Stock Market (U.S. Companies), the NASDAQ Retail Trade Stocks, and a Peer Group Index.

                Comparison of Five-Year Cumulative Total Return

                               [ PROXY CHART ]

                     Assuming $100 Invested on 12/31/93
                          with Dividends Reinvested

                      31-Dec-94    31-Dec-95    31-Dec-96    31-Dec-97    31-Dec-98   31-Dec-99
                      ---------    ---------    ---------    ---------    ---------   ---------
Wolohan Lumber Co.       100.00       65.0          83.3         87.5         86.7        82.5
NASDAQ Stock Market
  (U.S. Companies)       100.0       141.3         173.9        213.1        300.2       542.4
NASDAQ Retail Trade
  Stocks                 100.0       110.1         131.3        154.3        187.6       181.5
Peer Group Index         100.0        87.0          72.0         61.0         72.0        66.0

                      Assuming $100 Invested on 12/31/94
                          with Dividends Reinvested

      The 1999 Peer Group Index is composed of the following issuers: Wickes, Inc. and Building Materials Holding Corp. Prepared by: Research Data Group, Inc.

                                     10


                       SELECTION OF INDEPENDENT AUDITORS

      Rehmann Robson PC has been appointed as independent auditors to audit the Company's financial statements for the year 2000 by the Board of Directors of the Company upon the recommendation of the Audit Committee of the Board of Directors. Representatives of Rehmann Robson PC will be present at the Annual Meeting of Stockholders, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions by stockholders.

                                 MISCELLANEOUS

      It is not expected that any other matters are likely to be brought before the meeting. However, if any other matters be presented, it is the intention of the persons named in the proxy to vote the proxy in accordance with their best judgment.

      The entire cost of preparing and mailing the proxy material will be borne by the Company. Solicitation of proxies will be made by mail, personally, or by telephone, by officers, directors and regular employees of the Company. The Company will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the stockholders and the Company will reimburse such institutions for their out-of-pocket expenses incurred thereby.

      It is important that proxies be returned promptly to avoid unnecessary expense. Therefore, whether you plan to attend or not, you are urged regardless of the number of shares of stock owned, to date, sign and return the enclosed Proxy Card promptly.

      Stockholders Proposals Pursuant to the General Rules under the Securities Exchange Act of 1934, proposals of stockholders intended to be presented to the 2001 Annual Meeting of Stockholders must be received by the Secretary of the Company at the executive offices on or before December 3, 2000.

                                          By Order of the Board of Directors,

                                          DAVID G. HONAMAN, Secretary


                                     11



[Form of Proxy -- Front]


                            WOLOHAN LUMBER CO.

            Proxy Solicited by the Board of Directors for the
                      Annual Meeting of Stockholders
                            to Be Held May 4, 2000

The undersigned hereby appoints JAMES L. WOLOHAN and DAVID G. HONAMAN, or either of them, with power of substitution in each, Proxies to vote all Common Stock of the undersigned in Wolohan Lumber Co., at the Annual Meeting of Stockholders to be held on May 4, 2000, and at all adjournments thereof.

------------------------------------------------------------------------------
                  PLEASE VOTE, DATE AND SIGN ON REVERSE
              AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
------------------------------------------------------------------------------
Please sign exactly as your name(s) appear(s) hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, the signature should be that of an authorized officer who should state his or her title.
------------------------------------------------------------------------------

 HAS YOUR ADDRESS CHANGED?              DO YOU HAVE ANY COMMENTS?

_____________________________________  _______________________________________

_____________________________________  _______________________________________

_____________________________________  _______________________________________


[Form of Proxy -- Back]


/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE                                                                  For All  With-  For All
                                                                                        Nominees hold   Except
-------------------------                                    1.  Election of Directors    / /    / /     / /
    WOLOHAN LUMBER CO.                                           Nominees as Directors:
-------------------------

Unless otherwise specified, the Proxies are appointed            Hugo E. Braun, Jr.       Charles R. Weeks
to vote FOR the Election of all Directors.                       James L. Wolohan         Lee A. Shobe
                                                                 Leo B. Corwin
RECORD DATE SHARES:

                                                             NOTE: If you do not wish your shares voted "For" a
                                                             particular nominee, mark the "For All Except" box and
                                                             strike a line through the name(s) of the nominee(s). Your
                                                             shares will be voted for the remaining nominee(s).

                                                             2.  In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the
                                                                 meeting.



Please be sure to sign and    /                         /
date this Proxy.              / Date                    /        Mark box at right if an address change or comment   / /
--------------------------------------------------------/        has been noted on the reverse side of this card.
/                                                       /
/                                                       /
---------------------------------------------------------
  Stockholder(s) sign here       Co-owner sign here
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

DETACH CARD                                                       DETACH CARD